ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                    NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                   AS SELLER,

                                       AND

                                HEALTHSTAR CORP.

                                    AS PARENT

                                       AND

                          CARLMONT CAPITAL GROUP, INC.

                                    AS BUYER







                          DATED AS OF DECEMBER 28, 1999
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                                TABLE OF CONTENTS


SECTION                                                                     PAGE
-------                                                                     ----
ARTICLE I. DEFINITIONS......................................................   1

ARTICLE II. PURCHASE AND SALE OF PURCHASED ASSETS...........................   5
         2.1 Assets to be Purchased.........................................   5
         2.2 Excluded Assets................................................   5
         2.3 Assumption of Liabilities......................................   6
         2.4 Purchase Price.................................................   6
         2.5 Payment of Purchase Price......................................   6
         2.6 Closing........................................................   6
         2.7 Seller's Closing Deliveries....................................   6
         2.8 Buyer's Closing Deliveries.....................................   7
         2.9 Earnout Payment................................................   7
         2.10 Seller's Employees............................................   8
         2.11 Further Assurances............................................   9

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT............   9
         3.1 Corporate Authority and Ownership of Seller....................   9
         3.2 Corporate Authority and Ownership of Parent....................  10
         3.3 Litigation and Related Matters.................................  10
         3.4 Title to Personal Property - Owned.............................  11
         3.5 Real and Personal Property - Leased............................  11
         3.6 Intellectual Property..........................................  11
         3.7 Taxes..........................................................  11
         3.8 Financial Statements...........................................  11
         3.9 No Broker......................................................  11
         3.10 Absence of Certain Changes....................................  12
         3.11 Compliance with Law; Licenses and Permits.....................  12
         3.12 Insurance.....................................................  12
         3.13 Contracts.....................................................  12
         3.14 Transactions with Related Persons.............................  12
         3.15 Labor Relations...............................................  12
         3.16 Compliance with ERISA.........................................  13
         3.17 Environmental Matters.........................................  13
         3.18 Full Disclosure...............................................  13

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER.........................  13
         4.1 Corporate Authority and Ownership of Buyer.....................  13
         4.2 No Litigation Concerning Agreement.............................  14
         4.3 No Broker......................................................  14
         4.4 Full Disclosure................................................  14

ARTICLE V. CONDUCT OF THE BUSINESS PENDING CLOSING..........................  15
         5.1 Business in Ordinary Course....................................  15
         5.2 Preservation of Business.......................................  15
         5.3 Insurance and Maintenance of Property..........................  15
         5.4 Books and Records..............................................  15

ARTICLE VI. ADDITIONAL COVENANTS OF SELLER..................................  15
         6.1 Full Access....................................................  15
         6.2 Bulk Sales Law.................................................  15
         6.3 Consents; Assignments..........................................  16

ARTICLE VII. ADDITIONAL COVENANTS OF BUYER..................................  16
         7.1 Financing Commitment; Solvency.................................  16
         7.2 Insurance......................................................  16
         7.3 Access to Books and Records....................................  16

ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF BUYER............................  17
         8.1 Representations and Warranties of Seller and Parent............  17
         8.2 Necessary Action...............................................  17
         8.3 Performance of this Agreement..................................  17
         8.4 Related Party Liabilities......................................  17
         8.5 Delivery of Seller's Closing Documents.........................  17
         8.6 No Consistent Requirements.....................................  17

ARTICLE IX. CONDITIONS TO OBLIGATIONS OF SELLER AND PARENT..................  18
         9.1 Representations and Warranties of Buyer........................  18
         9.2 Necessary Action...............................................  18
         9.3 Consent of Parent's Lender.....................................  18
         9.4 Performance of this Agreement..................................  18
         9.5 Delivery of Buyer's Closing Documents..........................  18
         9.6 Payment of Purchase Price......................................  18
         9.7 No Inconsistent Requirements...................................  18

ARTICLE X. CONFIDENTIALITY..................................................  18
         10.1 Obligations of Confidentiality................................  18
         10.2 Definition of Confidential Information........................  19

ARTICLE XI. INDEMNIFICATION AND INSURANCE...................................  19
         11.1 Indemnification of Buyer......................................  19
         11.2 Indemnification of Seller.....................................  20
         11.3 Indemnification Procedures....................................  20
         11.4 Computation of Claims.........................................  21
         11.5 Exclusive Remedy..............................................  21

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ARTICLE XII. SURVIVAL OF CERTAIN PROVISIONS................................   21

ARTICLE XIII. TERMINATION...................................................  21
         13.1 Termination...................................................  21
         13.2 Effect of Termination.........................................  22

ARTICLE XIV. MISCELLANEOUS..................................................  22
         14.1 Notices.......................................................  22
         14.2 Binding Agreement; Assignment.................................  23
         14.3 Entire Agreement; Amendments..................................  23
         14.4 Severability..................................................  23
         14.5 Counterparts..................................................  24
         14.6 Headings; Interpretation......................................  24
         14.7 Remedies; No Waiver...........................................  24
         14.8 Governing Law.................................................  24
         14.9 Payment of Fees and Expenses..................................  24

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                                TABLE OF EXHIBITS


Exhibit A................................ Assignment and Assumption of Contracts

Exhibit B................................ Bill of Sale and Assignment

Exhibit C................................ Seller and Parent Certificates

Exhibit D................................ Buyer Certificate

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                               TABLE OF SCHEDULES


Schedule 2.1(a)....................Assigned Contracts
Schedule 3.3.......................Litigation
Schedule 3.5.......................Real and Personal Property - Leased
Schedule 3.6.......................Patents, Trademarks and Intellectual Property
Schedule 3.7.......................Taxes
Schedule 3.8.......................Financial Statements
Schedule 3.10......................Absence of Certain Changes
Schedule 3.11......................Compliance with Law; Licenses and Permits
Schedule 3.12......................Insurance
Schedule 3.13......................Contracts
Schedule 3.14......................Transactions with Related Persons
Schedule 3.15......................Labor Relations
Schedule 3.16......................Compliance with ERISA

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of this 28th day of December, 1999, by and among NATIONAL HEALTH BENEFITS & CASUALTY CORP., a corporation organized under the laws of the State of Nevada ("SELLER"), HEALTHSTAR CORP., a corporation organized under the laws of the State of Delaware ("PARENT"), and CARLMONT CAPITAL GROUP, INC., a corporation organized under the laws of the State of California ("BUYER").

                                   RECITALS:

     A. Seller is engaged in, among other things, promoting management of group healthcare services, workers' compensation claims and automobile accident medical claims for property and casualty insurers, third-party administrators and self-insured employers (collectively, the "BUSINESS").

     B. Buyer desires to purchase substantially all of the assets of Seller used in connection with the Business and to assume certain liabilities of Seller related thereto, and Seller desires to sell and transfer to Buyer such assets and to assign to Buyer such liabilities, all upon and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     In addition to the terms defined in the Preamble and Recitals to this Agreement, as used in this Agreement, the following capitalized terms shall have the respective meanings specified in this Article I.

     1.1 "ACTION" has the meaning specified in Section 11.3 hereof.

     1.2 "AFFILIATE" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

     1.3 "ANCILLARY AGREEMENTS" has the meaning specified in Section 3.1(b) hereof.

     1.4 "ASSIGNED CONTRACTS" has the meaning specified in Section 2.1(a) hereof.

     1.5 "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the form of Assignment and Assumption of Contracts attached hereto as EXHIBIT A.
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     1.6 "ASSUMED LIABILITIES" has the meaning specified in Section 2.3 hereof.

     1.7 "BALANCE SHEET DATE" means July 31, 1999.

     1.8 "BILL OF SALE" means the form of Bill of Sale and Assignment attached hereto as EXHIBIT B.

     1.9 "BUYER INDEMNIFIED LOSSES" has the meaning specified in Section 11.1 hereof.

     1.10 "BUYER INDEMNIFIED PARTIES" has the meaning specified in Section 11.1 hereof.

     1.11 "CLOSING" means the consummation of the transactions contemplated by this Agreement.

     1.12 "CLOSING DATE" means December 30, 1999 or, if the conditions to Closing are not by then satisfied, such date within ten (10) business days following satisfaction of such conditions (other than conditions to be satisfied at Closing according to the terms hereof), or such other date, as the parties may agree in writing.

     1.13 "CLOSING PURCHASE PRICE" has the meaning specified in Section 2.4 hereof.

     1.14 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     1.15 "CONFIDENTIAL INFORMATION" has the meaning specified in Section 10.2 hereof.

     1.16 "CONTRACT" means any contract, agreement, arrangement, understanding, lease, evidence of indebtedness, binding commitment or other instrument entered into or made by or on behalf of Seller, or to which Seller is a party or by which Seller or the Purchased Assets are bound.

     1.17 "EARNOUT PAYMENT" has the meaning specified in Section 2.9(a) hereof.

     1.18 "EBITDA" means earnings before interest, taxes, depreciation and amortization.

     1.19 "EMPLOYEES" means all salaried and hourly employees of the Business employed by Seller prior to the Closing.

     1.20 "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws, regulations, rules, ordinances, orders, judgments and Permits relating to pollution or protection of the environment or human health and safety, including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements

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respecting  Hazardous  Materials,  and all  laws  and  regulations  relating  to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

     1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.22 "EXCLUDED RECEIVABLE" has the meaning specified in Section 2.2 hereof.

     1.23  "FINANCIAL  STATEMENTS"  has the  meaning  specified  in Section  3.8 hereof.

     1.24 "GAAP" means United States generally accepted accounting principles consistently applied.

     1.25 "HAZARDOUS MATERIALS" means any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum (including crude oil or any fraction thereof), asbestos in any form or condition, polychlorinated biphenyls, or solid wastes or other hazardous materials, including without limitation those defined as any of the foregoing in, or regulated as such under, any Environmental Law, including, without limitation, petroleum and asbestos.

     1.26 "INITIAL MEASUREMENT PERIOD" has the meaning specified in Section 2.9(a) hereof.

     1.27 "INTELLECTUAL PROPERTY" has the meaning specified in Section 2.1(c) hereof.

     1.28 "JULY BALANCE SHEET" means the unaudited balance sheet of Seller dated as of the Balance Sheet Date.

     1.29 "LAW" means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, order, or injunction of any governmental or quasi-governmental body or authority, or any court, and includes rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

     1.30 "LIABILITY" or "LIABILITIES" means any liabilities or obligations of a Person, whether or not required to be reflected on the financial statements of such Person.

     1.31 "LIEN" means any lien,  security interest,  mortgage,  option,  lease,
tenancy,  occupancy,   covenant,  condition,  easement,  pledge,  hypothecation,
charge, claim, restriction, or other encumbrance of every kind and nature.

     1.32 "LOSSES" has the meaning specified in Section 11.1 hereof.

     1.33 "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means an event, change or occurrence which has, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, on the business, assets, liabilities, condition (financial or otherwise) or results of operations of a Person.

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     1.34 "NEUTRAL AUDITORS" has the meaning set forth in Section 2.9(e) hereof.

     1.35 "NOTICE OF DISPUTE" has the meaning set forth in Section 2.9(d) hereof.

     1.36 "PERMITS" has the meaning set forth in Section 3.11 hereof.

     1.37 "PERSON" means any natural person, corporation, partnership, limited liability company, limited liability partnership, joint venture, association or other legal entity, and any governmental or regulatory authority or body.

     1.38 "PERSONAL PROPERTY" has the meaning specified in Section 2.1(d) hereof.

     1.39 "PLANS" has the meaning specified in Section 3.16(a) hereof.

     1.40  "POST-CLOSING  FINANCIAL  STATEMENTS"  has the  meaning  set forth in
Section 2.9(c) hereof.

     1.41 "PURCHASE PRICE" has the meaning specified in Section 2.4 hereof.

     1.42 "PURCHASED ASSETS" has the meaning specified in Section 2.1 hereof.

     1.43 "RECEIVABLES" has the meaning specified in Section 2.1(b) hereof.

     1.44 "RELEASE" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including, without limitation, such movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     1.45 "RESOLUTION PERIOD" has the meaning specified in Section 2.9(d) hereof.

     1.46 "SELLER INDEMNIFIED LOSSES" has the meaning specified in Section 11.2 hereof.

     1.47 "SELLER INDEMNIFIED PARTIES" has the meaning specified in Section 11.2 hereof.

     1.48 "SUBSEQUENT MEASUREMENT PERIOD" has the meaning specified in Section 2.9(b) hereof.

     1.49 "SURVIVAL PERIOD" has the meaning specified in Article XII of this Agreement.

     1.50 "TARGET AMOUNT" has the meaning specified in Section 2.9(a) hereof.

     1.51 "TAXES" shall mean all United States Federal, state and local taxes upon the income of the Business, including any interest, penalties or additions to tax that may become payable in respect thereof, arising before the Closing

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Date,  and "Taxes"  shall not include  payroll and employee  withholding  taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes and transfer taxes.

                                   ARTICLE II.
                      PURCHASE AND SALE OF PURCHASED ASSETS

     2.1 ASSETS TO BE PURCHASED. Subject to the terms and conditions contained herein, on the Closing Date, Seller shall sell, transfer, deliver, convey and assign to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to all of the assets and properties of Seller of every kind and description related to the Business, wherever located, other than the Excluded Receivable free and clear of all Liens (such assets being herein referred to collectively as the "PURCHASED ASSETS"). The Purchased Assets shall include, without limitation, the following assets:

          (a) all Contracts of Seller related to the Business, including those listed on SCHEDULE 2.1(A), (the "ASSIGNED CONTRACTS");


          (b) all of Seller's accounts receivable related to the Business other than the Excluded Receivable (collectively, the "Receivables");

          (c) all of Sellers' proprietary information related to the Business, including, without limitation: domain or URL names and Internet web pages, logos and trade names related to the Business, trade secrets, technical information, Confidential Information, proprietary rights and licenses, know-how, designs and processes; and computer software developed by Seller and all improvements thereto, including, without limitation, the assets listed on SCHEDULE 3.6 hereto (collectively "INTELLECTUAL PROPERTY");

          (d) all equipment, furniture, fixtures and supplies owned by Seller and used in connection with the Business (collectively, "PERSONAL PROPERTY");

          (e) all refunds, deposits, prepaid expenses and other prepaid items related to the Business or the Purchased Assets;

          (f) all Permits related to the Business, to the extent transferable to Buyer; and

          (g) copies of all books, records, files, financial statements and supporting documents of Seller relating solely to the Business and the Purchased Assets.

     2.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the Purchased Assets do not and shall not include the intercompany receivable owed to Seller by Parent and reflected on the July Balance Sheet in the amount of $1,480,003 (the "EXCLUDED RECEIVABLE").

     2.3 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, effective from and as of the Closing, Buyer shall assume and thereafter shall pay and fully discharge the liabilities and obligations of Seller under the Assigned Contracts, but only to the extent that such liabilities or obligations accrue on or after the Closing Date (collectively, "ASSUMED LIABILITIES"). Except as otherwise expressly provided in the preceding sentence, Buyer shall not assume any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent.

     2.4 PURCHASE PRICE. The purchase price payable by Buyer to Seller for the Purchased Assets at the Closing shall be One Million Five Hundred Thousand Dollars ($1,500,000) in cash (the "CLOSING PURCHASE PRICE"). The term "PURCHASE PRICE" as used in this Agreement shall mean and include the Closing Purchase Price and any Earnout Payment due to Seller pursuant to Section 2.9 hereof.

     2.5 PAYMENT OF CLOSING PURCHASE PRICE. At the Closing on the Closing Date, Buyer shall pay the Closing Purchase Price to Seller by wire transfer to the account or accounts designated by Seller at least two (2) days prior to the Closing.

     2.6 CLOSING. The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-4406 or at such other place and time as the parties may agree in writing. All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing).

     2.7 SELLER'S CLOSING DELIVERIES. At the Closing on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer all of Seller's right, title and interest in and to the Purchased Assets, free and clear of any and all Liens, and in furtherance thereof, Seller shall deliver to Buyer:

          (a) the Bill of Sale, duly executed by Seller;

          (b) the Assignment and Assumption Agreement, duly executed by Seller;

          (c) a check payable to Seller in the amount of $65,000, representing Seller's cash on hand as of the Closing Date;

          (d) a certificate of the President of each of Seller and Parent, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT C; and

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          (e) such other certificates,  documents and instruments as Buyer shall reasonably request in order to consummate the transactions contemplated by this Agreement.

     2.8 BUYER'S CLOSING DELIVERIES. At the Closing on the Closing Date, Buyer shall purchase and acquire all of Seller's right, title and interest in and to the Purchased Assets and shall assume the Assumed Liabilities, and in furtherance thereof, Purchaser shall deliver, or cause to be delivered, to
Seller:

          (a) the Closing Purchase Price;

          (b) the Assignment and Assumption Agreement, duly executed by Buyer;

          (c) a certificate of the President of Buyer, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT D; and

          (d) such other certificates; documents and instruments as Seller shall reasonably request in order to consummate the transactions contemplated by this Agreement.

     2.9 EARNOUT PAYMENT.

          (a) INITIAL MEASUREMENT PERIOD. In the event that Seller's EBITDA for the consecutive twelve (12) month period commencing on the first day of the first full month following the Closing Date (the "INITIAL MEASUREMENT PERIOD") is equal to or greater than Seven Hundred Thousand Dollars ($700,000) (the "TARGET AMOUNT"), then Buyer shall pay to Seller, as additional consideration for the sale of the Purchased Assets, the sum of Three Hundred Thousand Dollars ($300,000) in cash (the "EARNOUT PAYMENT") in accordance with paragraph (f) of this Section 2.9.

          (b) SUBSEQUENT MEASUREMENT PERIOD. If no Earnout Payment is due to Seller pursuant to paragraph (a) of this Section 2.9, then Seller's EBITDA shall be determined for the consecutive twelve (12) month period commencing on the first day of the sixth (6th) month following the month in which the Closing occurred (the "SUBSEQUENT MEASUREMENT PERIOD"). In the event that Seller's
EBITDA for the Subsequent Measurement Period is equal to or greater than the Target Amount, then Buyer shall pay to Seller the Earnout Payment in accordance with paragraph (f) of this Section 2.9.

          (c) DELIVERY OF POST-CLOSING FINANCIAL STATEMENTS. Within thirty (30) days following the end of the Initial Measurement Period and, if applicable, the Subsequent Measurement Period, Buyer shall prepare and deliver to Seller and Parent an unaudited balance sheet and related statements of income of Seller which shall set forth Seller's EBITDA for the Initial Measurement Period or the Subsequent Measurement Period, as the case may be (collectively, the "POST-CLOSING FINANCIAL STATEMENTS"). The Post-Closing Financial Statements shall be prepared in accordance with GAAP applied consistently with the accounting policies and procedures used in the preparation of the Financial Statements.

          (d) NOTICE OF DISPUTE. If Seller disputes the calculation of EBITDA set forth in the Post-Closing Financial Statements, then Seller shall deliver to Buyer, within thirty (30) days following Seller's receipt of the Post-Closing Financial Statements, a written notice specifying in reasonable detail the basis for Seller's dispute and setting forth the adjustment to EBITDA that Seller believes should be made (a "NOTICE OF DISPUTE"). Unless Seller delivers a Notice of Dispute within the period specified in the preceding sentence, Seller shall be deemed to have accepted and agreed to the calculation of EBITDA reflected in the Post-Closing Financial Statements. If Seller delivers a Notice of Dispute, Buyer and Seller shall, within thirty (30) days following delivery of such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences, and any resolution by them shall be in writing and shall be final, binding and conclusive.

          (e) RESOLUTION BY NEUTRAL AUDITORS. In the event that Buyer and Seller are unable to resolve all disputes with respect to the Post-Closing Financial Statements prior to the expiration of the Resolution Period, issues remaining in dispute shall be submitted, as soon as practicable, to a firm of independent public accountants of nationally recognized standing mutually acceptable to Buyer and Seller that is not the regular accounting firm of either Buyer, Seller or Parent (the "NEUTRAL AUDITORS"). The parties agree to execute a reasonable engagement letter if requested by the Neutral Auditors. The Neutral Auditors shall act as an expert and not as an arbitrator to determine only those issues with respect to the Post-Closing Financial Statements which are still in dispute. The Neutral Auditors' determination shall be made within thirty (30) days after their selection, shall be set forth in a written statement delivered to Buyer, Seller and Parent and shall be final, binding and conclusive and enforceable in any court of competent jurisdiction. The fees and expenses of the Neutral Auditors shall be allocated by the Neutral Auditors between Buyer, on the one hand, and Seller and Parent on the other hand, in proportion to the extent that either party did not prevail on its items in dispute; provided that so long as a party complies in all material respects in good faith with the procedures of this Section 2.9(e), such fees shall not include the other party's outside counsel or accounting fees.

          (f) TIMING OF EARNOUT PAYMENT. The Earnout Payment, if any, shall be paid by wire transfer of immediately available funds to an account or accounts designated by Seller within ten (10) days after Seller's EBITDA for the relevant measurement period is finally agreed upon by Seller and Buyer or otherwise determined to be final by the Neutral Auditors in accordance with Section 2.9(e) hereof.

     2.10 SELLER'S EMPLOYEES. Seller shall terminate all of its Employees effective as of the Closing. Seller shall be solely responsible for Seller's obligations with respect to its Employees for all periods prior to the Closing, including, without limitation, severance payments, bonus and vacation liabilities, pension and any other employee benefit plan liabilities, withholding taxes (including FICA and FUTA taxes), and all other employee-related costs, expenses and liabilities accruing prior to the Closing. Effective as of the Closing, Buyer intends to hire all of Seller's Employees with respect to the Business; PROVIDED, HOWEVER, that Buyer shall have a period of thirty (30) days following the Closing in which to evaluate such Employees' qualifications and performance. Seller agrees with Buyer that Seller shall fully reimburse Buyer for any severance payments that may be due to former Employees of Seller whose employment with Buyer is terminated by Buyer within such 30-day period following the Closing. Except as otherwise provided in the preceding

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sentence,  Buyer shall assume all  liabilities  and  obligations  following  the
Closing for all Employees rehired by Buyer.

     2.11 FURTHER ASSURANCES. Each party shall, at the request of any other party from time to time and at any time, whether on or after the Closing Date, and without further consideration, execute and deliver such assignments, transfers, assumptions, conveyances, receipts, acknowledgments, acceptances and assurances as may be reasonably necessary to procure for the party so requesting, and its successors and assigns, any and all of the Purchased Assets or the Assumed Liabilities, or otherwise to satisfy and perform the respective obligations of the parties hereunder.

                                  ARTICLE III.
               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

     Seller and Parent hereby jointly and severally represent and warrant to Buyer as follows:

     3.1 CORPORATE AUTHORITY AND OWNERSHIP OF SELLER.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has all necessary corporate power to own, lease and operate its properties and assets and to carry on the Business as currently conducted. Seller is duly qualified to transact business and is in good standing in all jurisdictions in which the nature of its business or assets makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

          (b) Seller has full corporate power and authority to execute, deliver and perform this Agreement and the other agreements contemplated by the terms hereof, including without limitation, the Bill of Sale and the Assignment and Assumption Agreement (collectively, the "ANCILLARY AGREEMENTS") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Seller, and no further approval of the board of directors of Seller (or any committee thereof) is necessary for the execution hereof or thereof or consummation of the transactions contemplated hereby or thereby.

          (c) This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by Seller and constitute or will constitute valid, legally binding and enforceable obligations of Seller, subject, in the case of enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to principles of equity regarding the availability of equitable remedies.

          (d) The execution and delivery of this Agreement and the Ancillary Agreements by Seller and consummation by Seller of the transactions contemplated hereby and thereby are not prohibited by, and do not violate in any material respect any provision of, the Articles of Incorporation or Bylaws of Seller, or violate any material provision or result in the breach of, or accelerate or permit the acceleration of the performance required by, or permit any other party to terminate or alter the provisions of, any material term of any Contract to which Seller is a party or which relates to the Business, other than such violations, breaches or accelerations that will not, in the aggregate, have a Material Adverse Effect on Seller's ability to perform its obligations hereunder, and have not resulted in and will not result in the creation or imposition of any material Lien on the Purchased Assets, and do not violate any material Law, arbitration award, judgment or decree to which Seller is a party or by which any of the Purchased Assets are bound.

     3.2 CORPORATE AUTHORITY AND OWNERSHIP OF PARENT.

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all necessary corporate power to own, lease and operate its properties and assets and to carry on its business as currently conducted.

          (b) Parent has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent have been duly authorized by all necessary corporate action on the part of Parent, and no further approval of the board of directors of Parent (or any committee thereof) is necessary for the execution hereof or the consummation of the transactions contemplated hereby.

          (c) This Agreement has been duly executed and delivered by Parent and constitutes a valid, legally binding and enforceable obligation of Parent, subject, in the case of enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to principles of equity regarding the availability of equitable remedies.

          (d) The  execution  and  delivery  of this  Agreement  by  Parent  and consummation by Parent of the transactions contemplated hereby are not prohibited by, and do not violate in any material respect any provision of, the Certificate of Incorporation or Bylaws of Parent, or violate any material provision or result in the breach of, or accelerate or permit the acceleration of the performance required by, or permit any other party to terminate or alter the provisions of, any material term of any contract to which Parent is a party or by which its properties and assets are bound, other than such violations, breaches or accelerations that will not, in the aggregate, have a Material Adverse Effect on Parent's ability to perform its obligations hereunder, and do not violate any material Law, arbitration award, judgment or decree to which Parent is a party or by which its properties and assets are bound.

     3.3 LITIGATION AND RELATED MATTERS. Except as set forth on SCHEDULE 3.3, there are no claims, actions, suits, legal proceedings or investigations pending or, to the knowledge of Seller or Parent, threatened, against Seller which are reasonably likely to have a Material Adverse Effect on the Business or on the ability of Seller to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, nor is Seller subject to any outstanding order, rule, decree or judgment of any court or governmental agency of competent jurisdiction, which is reasonably likely to have a Material Adverse Effect on the Business or the transactions contemplated by this Agreement and the Ancillary Agreements.

     3.4 TITLE TO PERSONAL PROPERTY - OWNED. Seller does not own any real property. Except for Liens for current taxes or assessments due but not yet payable, Seller has good and marketable title to its material personal property included in the Purchased Assets, free and clear of all Liens, and, except as provided above, good and marketable title to such material personal property, free and clear of all Liens, shall pass to Buyer at Closing.

     3.5 REAL AND PERSONAL PROPERTY - LEASED. All material leases relating to the Business pursuant to which Seller is a lessee or lessor of any real or personal property are listed on SCHEDULE 3.5. All of such leases are in full force and effect, all rental payments due under such leases have been paid and there exist no material defaults by Seller under the terms of such leases, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not create any such default with respect to such leases or result in the lessor having the right to terminate or alter the material operative provisions of any such leases.

     3.6 INTELLECTUAL PROPERTY. SCHEDULE 3.6 lists all material Intellectual Property. Except as set forth on SCHEDULE 3.6, Seller owns, or to Seller's and Parent's knowledge, holds valid license rights to, all Intellectual Property, free and clear of all Liens. Except as set forth on SCHEDULE 3.6, (a) there are no material actions, proceedings or infringement suits pending, or, to Seller's and Parent's knowledge, threatened, with respect to any of the Intellectual Property, and (b) no material licenses have been granted to any other Person with respect to any of the Intellectual Property.

     3.7 TAXES. Except as set forth on SCHEDULE 3.7, all Taxes have been or will be paid by Seller and will not result in the imposition of any Lien on any of the Purchased Assets which would have a Material Adverse Effect on the value thereof or title thereto.

     3.8 FINANCIAL STATEMENTS. Seller and Parent have delivered to Buyer (a) the unaudited balance sheets and related unaudited statements of income of Seller at and for each of the years ending March 31, 1998 and March 31, 1999, and (b) the unaudited balance sheets and related statements of income of Seller at and for the four (4) month period ended July 31, 1999, copies of which are attached as
Schedule 3.8 hereto (collectively, the "FINANCIAL STATEMENTS"). The balance sheets included in the Financial Statements present fairly, in all material respects, the financial position of Seller as of the respective dates thereof, and the related statements of income included in the Financial Statements present fairly, in all materials respects, the results of operations of Seller for the respective periods or as of the respective dates set forth therein, in each case in accordance with GAAP, consistently applied for all periods presented except for the absence of footnote disclosures, statements of changes in stockholders' equity, and report of independent accountants, each of which is required under GAAP.

     3.9 NO BROKER. Neither Seller nor Parent has retained a broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against either Seller, Parent or Buyer for a finder's fee, brokerage commission or similar payment.

     3.10 ABSENCE OF CERTAIN CHANGES. Other than as disclosed on SCHEDULE 3.10, since the Balance Sheet Date, there has occurred no Material Adverse Change with respect to Seller, the Business or the Purchased Assets.

     3.11  COMPLIANCE  WITH LAW;  LICENSES AND  PERMITS.  Except as set forth on
SCHEDULE 3.11, to the knowledge of Seller and Parent, the Business has been operated in compliance with all applicable Laws and with all permits, licenses, authorizations or consents granted by any governmental authority or entity (collectively "PERMITS"), the noncompliance with which would be likely to have a Material Adverse Effect on Seller or the Business. Except as set forth on
SCHEDULE 3.11, no investigation or review by any governmental authority or entity with respect to the Business is pending or, to the knowledge of Parent and Seller, threatened, nor has any governmental authority or entity, to the knowledge of Parent and Seller, indicated an intention to conduct the same. To the knowledge of Parent and Seller, Seller has all material Permits necessary to carry on the Business as currently conducted.

     3.12 INSURANCE. SCHEDULE 3.12 sets forth: (i) each insurance policy currently in effect with respect to the Purchased Assets or the Business under which Seller is a beneficiary; (ii) the name of the insurer with which such policy is carried; (iii) the liabilities covered thereunder; (iv) the amount of coverage (including the amount of any deductible) thereunder; and (v) the period of coverage thereunder. All premiums under each such insurance policy have been duly paid to date and each such insurance policy is in full force and effect up to the full amount of coverage indicated on SCHEDULE 3.12. Seller has not failed to give any notice or present any claim thereunder in due and timely fashion or as required by any of such insurance policies.

     3.13 CONTRACTS. SCHEDULE 3.13 sets forth all Contracts to which Seller is a party and which relate to the Business, and which (i) involve payments to be made by or to Seller of amounts which, together with any payments previously made, exceed $50,000 in any year or (ii) were entered into other than in the ordinary course of the Business. All such Contracts are in full force and effect and are binding obligations of Seller and, to the knowledge of Seller and Parent, of the other parties thereto, and Seller and, to the knowledge of Seller and Parent, the other parties thereto, have in all material respects performed all obligations required to be performed by them and are not in default thereunder.

     3.14 TRANSACTIONS WITH RELATED PERSONS. Except as set forth on SCHEDULE 3.14, no officer, director or employee of Seller or Parent nor any relative of any such officer, director or employee, is a party to or has an interest (excluding equity interests in third parties), directly or indirectly, in any Contract or commitment to which Seller is a party in connection with the Business or by which any of the Purchased Assets are or may be bound, or has any interest (excluding equity interests in third parties), directly or indirectly, in any property, real or personal, tangible or intangible, used in the Business.

     3.15 LABOR RELATIONS. Except as set forth on SCHEDULE 3.15, (i) Seller is not a party to any collective bargaining agreement pertaining to the Business, and no collective bargaining agreement with respect to any employees of the Business is currently being negotiated by Seller; (ii) the Business has not experienced any work stoppage or any other material labor difficulty during the three (3) years immediately preceding the date of this Agreement; and (iii) there is no labor strike, slowdown, stoppage or material dispute actually pending, or to the knowledge of Seller and Parent, threatened, against the Business.

     3.16 COMPLIANCE WITH ERISA.

          (a) SCHEDULE 3.16 sets forth each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which Seller maintains or contributes to with respect to its Employees (collectively, the "Plans").

          (b) To the knowledge of Seller and Parent, each Plan complies in all material respects with all applicable Laws. No claims or actions by the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor, any participant or beneficiary or any other Person currently are pending, or to the knowledge of Seller and Parent, are threatened, with respect to any Plan, other than claims for benefits in the ordinary course.

          (c) Seller will not incur any liability under any Plan solely on account of the consummation of the transactions contemplated hereby.

     3.17 ENVIRONMENTAL MATTERS. To the knowledge of Seller and Parent, Seller is not in violation of any applicable Environmental Laws, and no material expenditures are or will be required in order to comply with any such existing Environmental Laws. No Hazardous Materials are used or have been used, stored, or disposed of by Seller or, to the knowledge of Seller or Parent, by any other Person on any property leased or used by Seller.

     3.18 FULL DISCLOSURE. No representation or warranty of Seller and Parent contained in this Article III contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     4.1 CORPORATE AUTHORITY AND OWNERSHIP OF BUYER.

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has all necessary corporate power to own, lease and operate its properties and assets and to carry on its business as currently conducted.

          (b) Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Buyer, and no further approval of the board of directors of Buyer (or any committee thereof) is necessary for the execution hereof or thereof or consummation of the transactions contemplated hereby or thereby.

          (c) This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by Buyer and constitute or will constitute valid, legally binding, and enforceable obligations of Buyer, subject, in the case of enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to principles of equity regarding the availability of equitable remedies.

          (d) The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and consummation by Buyer of the transactions contemplated hereby and thereby are not prohibited by, and do not violate in any material respect any provision of, the Articles of Incorporation or Bylaws of Buyer, or violate any material provision or result in the breach of, or accelerate or permit the acceleration of the performance required by, or permit any other party to terminate or alter the provisions of, any material term of any contract to which Buyer is a party or by which its assets or properties are bound, other than such violations, breaches or accelerations that will not, in the aggregate, have a Material Adverse Effect on Buyer's ability to perform its respective obligations hereunder, and do not violate any material Law, arbitration award, judgment or decree to which Buyer is a party or by which any of the Purchased Assets are bound.

     4.2 NO LITIGATION CONCERNING AGREEMENT. As of the date of this Agreement, there are no actions, suits or proceedings pending or, to Buyer's knowledge, threatened, against Buyer which will have a Material Adverse Effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

     4.3 NO BROKER. Buyer has not retained a broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Seller, Parent or Buyer for a finder's fee, brokerage commission or similar payment.

     4.4 FULL DISCLOSURE. No representation or warranty of Buyer contained in this Article IV contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V.
                     CONDUCT OF THE BUSINESS PENDING CLOSING

     5.1 BUSINESS IN ORDINARY COURSE. At all times prior to the Closing, without the prior written consent of Buyer, Seller shall conduct the Business only in the ordinary course consistent with past practice.

     5.2 PRESERVATION OF BUSINESS. At all times prior to the Closing, Seller shall carry on the Business diligently and substantially in the same manner as heretofore conducted and shall use its reasonable best efforts to keep its business organizations intact, including its present Employees and present relationships with suppliers and customers and others having business relations with Seller with respect to the Business.

     5.3 INSURANCE AND MAINTENANCE OF PROPERTY. At all times prior to the Closing, Seller shall cause all of the Purchased Assets and all property owned or leased pursuant to the Assumed Liabilities to be insured against all ordinary and insurable risks (except in respect of any leased property where the terms of the lease do not impose on lessee the obligation to maintain insurance and where the loss of such property would not materially adversely affect the Purchased Assets or the conduct of the Business), and shall operate, maintain and repair all of such property in a careful, prudent and efficient manner.

     5.4 BOOKS AND RECORDS. Prior to the Closing, Seller shall maintain its books and financial records in accordance with GAAP. Said books and financial records shall fairly and accurately reflect the operations of Seller including, without limitation, the operations of the Business.

                                   ARTICLE VI.
                         ADDITIONAL COVENANTS OF SELLER

     6.1 FULL ACCESS. Upon reasonable notice, representatives of Buyer shall have reasonable access during normal business hours to the premises, properties, books, records, contracts, tax records and documents of Seller relating to the Business, and Seller shall furnish to Buyer such information in respect of the Business as Buyer may from time to time reasonably request in connection with its due diligence investigation of the Business prior to the Closing. Buyer shall use reasonable efforts to promptly inform Seller of any matters of which Buyer becomes aware that constitute a breach of the representations and warranties pursuant to Article III hereof; provided that Buyer's failure to so inform Seller of such matters shall in no way adversely impact Buyer's right to indemnification as provided for in Article XI hereof.

     6.2 BULK SALES LAW. Seller shall indemnify and hold Buyer harmless from and against any and all claims relating to the failure to comply with the "bulk sales law" of any applicable jurisdiction with respect to the sale and transfer of the Purchased Assets as contemplated by this Agreement. Buyer hereby waives compliance with the "bulk sales law" of any applicable jurisdiction with respect to the transactions contemplated by this Agreement.

     6.3 CONSENTS; ASSIGNMENTS.

          (a) Seller shall use its reasonable best efforts to obtain all consents or approvals from parties to the Assigned Contracts and all consents, licenses or Permits from governmental authorities, which are required by the terms thereof or this Agreement for the consummation of the transactions contemplated hereby; provided, that anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer any Assigned Contract or Permit if the attempted assignment thereof without the consent of another Person would constitute a breach of, or a default under, or in any other manner affect the rights of Seller or Buyer with respect to such Assigned Contract or Permit. To the extent necessary, Buyer shall use its reasonable best efforts to cooperate with Seller in obtaining such consents and approvals, provided that Buyer shall not be required (i) to agree to any change in the material terms and conditions of any Assigned Contract, or (ii) to pay any fee or other monetary consideration to third parties from whom such consents or approvals are requested.

          (b) In the event and to the extent that Seller is unable to obtain, prior to the Closing Date, any such necessary consent or approval to the transfer of a Purchased Asset, Seller shall so advise Buyer and shall use its best efforts, subject to Buyer's approval, to enter into an arrangement (to the extent permitted by Law or any applicable Assigned Contract), whereby Buyer shall, to the extent possible, obtain the benefits and assume the obligations of such Purchased Asset without the assignment thereof, including subcontracting, sublicensing or subleasing. If and when any such consent or approval subsequently shall be obtained, Seller shall promptly assign all of its rights and obligations under such Assigned Contract or Permit, as the case may be, to Buyer without the payment of any further consideration.

                                  ARTICLE VII.
                          ADDITIONAL COVENANTS OF BUYER

     7.1 FINANCING COMMITMENT; SOLVENCY. Prior to the Closing, Buyer shall use its best efforts to obtain from a bank or other third party lender debt financing in the amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) to enable Buyer to acquire the Purchased Assets at the Closing. Prior to Closing, Buyer shall provide to Seller and Parent evidence reasonably satisfactory to Seller and Parent that Buyer has sufficient working capital or other funding to operate the Business as a going concern following the Closing.

     7.2 INSURANCE. Prior to the Closing, Buyer shall procure and cause to be maintained in full force and effect, insurance policies covering the Purchased Assets and such Employees of the Business as are hired by Buyer, which insurance coverage shall be in types and amounts comparable to the insurance coverage maintained by or on behalf of Seller prior to Closing with respect to the
Business, including without limitation, property, casualty and worker's compensation coverage.

     7.3 ACCESS TO BOOKS AND RECORDS. From and after the Closing Date, Buyer shall afford to Seller and representatives of Seller, at Seller's expense, reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all books and records within the possession or control of Buyer relating to the Business, the Purchased Assets or the Assumed Liabilities as they existed prior to the Closing, insofar as such access is reasonably required for a valid business purpose. Without limiting the foregoing, access to such books and records may be requested by Seller pursuant to this Section 7.2 for audit, accounting, claims, litigation and tax purposes. Any information provided to Seller pursuant to this Section 7.2 shall be subject to the provisions of Article X of this Agreement.

                                  ARTICLE VIII.
                       CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction by Seller and Parent of each of the following conditions on or prior to the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

     8.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT. Each of the representations and warranties of Seller and Parent contained in this Agreement, including the schedules hereto, shall be true and correct in all respects on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date, except to the extent that such representations and warranties are by their express provisions made as of the date of this Agreement or another specific date.

     8.2 NECESSARY ACTION. Seller and Parent shall have taken all necessary corporate action to approve the execution and delivery by Seller and Parent of this Agreement and the consummation of the transactions contemplated hereby.

     8.3 PERFORMANCE OF THIS AGREEMENT. Seller and Parent shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by each of them under the terms of this Agreement on or prior to the Closing Date.

     8.4 RELATED PARTY LIABILITIES. As of the Closing Date, no amounts shall be owing to, and no Liabilities shall exist in favor of, any officer, director, employee or stockholder of Seller, other than Liabilities incurred in the ordinary course of business of Seller consistent with past practice.

     8.5 DELIVERY OF SELLER'S CLOSING DOCUMENTS. Seller shall have executed and delivered, or stand ready to execute and deliver, to Buyer each of the
agreements,   documents  and  instruments  specified  in  Section  2.7  of  this
Agreement.

     8.6 NO INCONSISTENT REQUIREMENTS. No legal action by any public authority or other Person enjoining or prohibiting the transactions contemplated hereby shall be in effect.

                                   ARTICLE IX.
                 CONDITIONS TO OBLIGATIONS OF SELLER AND PARENT

     The obligations of Seller and Parent to consummate the transactions provided for in this Agreement shall be subject to the satisfaction by Buyer of each of the following conditions on or prior to the Closing Date, subject to the right of Seller and Parent to waive any one or more of such conditions:

     9.1 REPRESENTATIONS AND WARRANTIES OF BUYER. Each of the representations and warranties of Buyer contained in this Agreement, including the schedules hereto, shall be true and correct in all respects on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date, except to the extent that such representations and warranties are by their express provisions made as of the date of this Agreement or another specific date.

     9.2 NECESSARY ACTION. Buyer shall have taken all necessary corporate action to approve the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby.

     9.3 CONSENT OF PARENT'S LENDER. Parent shall have obtained the written consent of Harris Trust and Savings Bank to the consummation of the transaction contemplated by this Agreement.

     9.4 PERFORMANCE OF THIS AGREEMENT. Buyer shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     9.5 DELIVERY OF BUYER'S CLOSING DOCUMENTS. Buyer shall have executed and delivered, or stand ready to execute and deliver, to Seller each of the agreements, documents and instruments specified in Section 2.8 of this Agreement.

     9.6 PAYMENT OF PURCHASE PRICE. Buyer shall have delivered the Closing Purchase Price to Seller on the Closing Date.

     9.7 NO INCONSISTENT REQUIREMENTS. No legal action by any public authority or other Person enjoining or prohibiting the transactions contemplated hereby shall be in effect.

                                   ARTICLE X.
                                 CONFIDENTIALITY

     10.1 OBLIGATIONS OF CONFIDENTIALITY. Each party hereto agrees that it shall hold and keep confidential, and shall cause its Affiliates to hold and keep confidential, all Confidential Information regarding the Business, the Purchased Assets or this Agreement, and no party nor any of its Affiliates shall use any of such Confidential Information for any purpose not expressly permitted by this Agreement. Each party hereto acknowledges that the Confidential Information is valuable and proprietary, and that any disclosure of such information to any officer, employee or agent of, or investor in or lender to, such party shall be made only to the extent necessary in order for such party to carry out its obligations under this Agreement and then only if such officer, employee or agent shall be bound by an agreement to maintain such information in confidence.

     10.2 DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any and all data and information of a proprietary or confidential nature that is owned or controlled by any party hereto, including, without limitation, information and data relating to
Intellectual Property; design, manufacturing and marketing information; identities of suppliers, customers and contractors; product distribution and sales information; pricing and compensation policies; operational methods; strategic plans; internal financial information; research and development plans and activities; and acquisition and expansion plans. "Confidential Information" shall not include any information which (i) was known to any party prior to its disclosure by the other party; (ii) was in the public domain prior to the disclosure thereof by the relevant party hereto; (iii) comes into the public domain through no fault of the party bound by this Section 10.2; (iv) is disclosed by a third Person (which term shall not include attorneys, accountants and other non-employee representatives of any party hereto who are subject to the terms of this Section 10.2) having the legal right to make such disclosure; or (v) is required to be disclosed by applicable Laws or rules of a stock exchange or order of any court of competent jurisdiction.

                                   ARTICLE XI.
                          INDEMNIFICATION AND INSURANCE

     11.1 INDEMNIFICATION OF BUYER. Seller and Parent hereby jointly and severally agree to indemnify, defend and hold Buyer, its stockholders, directors, officers, employees, Affiliates, successors, assigns and agents (collectively, the "BUYER INDEMNIFIED PARTIES") harmless from, against and in respect of, any and all claims, losses, damages, liabilities, expenses or costs, including reasonable attorneys' fees, costs and expenses of investigation, penalties, interest and amounts paid in settlement (collectively, "LOSSES") incurred or to be incurred by any of the Buyer Indemnified Parties, reduced by the amount of any third party recovery or tax benefit actually received by any of such Buyer Indemnified Parties (collectively, "BUYER INDEMNIFIED LOSSES") by reason of, arising out of or related to:

          (a) any breach or inaccuracy in any representation or warranty of Seller or Parent contained in this Agreement, or in any exhibit, schedule or Ancillary Agreement delivered pursuant hereto;

          (b) any breach or nonfullfillment of any covenant, agreement or undertaking of Seller or Parent contained in this Agreement, or in any exhibit, schedule or Ancillary Agreement delivered pursuant hereto;

          (c) all Liabilities of Seller other than the Assumed Liabilities, whether direct or indirect, fixed or contingent, known or unknown; and

          (d) any claims or demands arising from or relating to the Purchased Assets or the conduct of the Business prior to the Closing Date, except claims or demands arising from or relating to Assumed Liabilities.

     11.2 INDEMNIFICATION OF SELLER. Buyer hereby agrees to indemnify and hold Seller and Parent and their respective stockholders, directors, officers, employees, Affiliates, successors, assigns and agents (collectively, the "SELLER INDEMNIFIED Parties") harmless from, against and in respect of, any and all Losses incurred or to be incurred by any of the Seller Indemnified Parties, reduced by the amount of any third party recovery or tax benefit actually received by any of such Seller Indemnified Parties (collectively, "SELLER INDEMNIFIED LOSSES") by reason of, arising out of or related to:

          (a) any breach or inaccuracy in any representation or warranty of Buyer contained in this Agreement, or in any exhibit, schedule or Ancillary Agreement delivered pursuant hereto;

          (b) any breach or nonfullfillment of any covenant, agreement or undertaking of Buyer contained in this Agreement, or in any exhibit, schedule or Ancillary Agreement delivered pursuant hereto;

          (c) the Assumed Liabilities, from and after the Closing Date; and

          (d) any claims or demands arising from or relating to the conduct of the Business following the Closing Date, including claims or demands relating to Employees hired by Buyer following the Closing, except for conduct undertaken in reliance upon or as a direct result of a representation or warranty of Seller herein.

     11.3 INDEMNIFICATION PROCEDURES. Promptly after acquiring knowledge of any claim or demand against which a party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") may seek indemnification against the other party (the "INDEMNIFYING PARTY") pursuant to this Article XI, the Indemnified Party shall give written notice thereof to the Indemnifying Party; PROVIDED, HOWEVER, that failure to provide such notice will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party under this Agreement unless
(i) the Indemnified Party fails to give written notice to the Indemnifying Party within twenty (20) days of the date the Indemnified Party acquires knowledge of such claim and (ii) the Indemnifying Party is prejudiced as a result of such failure; and PROVIDED, FURTHER, that in such event, the Indemnifying Party shall be relieved of liability only to the extent of such prejudice. To the extent that the claim consists of a claim, suit or action by a third Person (an
"ACTION"), the Indemnifying Party shall be entitled to participate in the defense of such Action and, to the extent that it so elects by written notice to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume control of such defense with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that (i) that Indemnified Party shall at its own expense be entitled to participate in the defense of such Action and to employ separate counsel and (ii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such Action. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.

     11.4 COMPUTATION OF CLAIMS. All computations of claims and the amount of indemnification to which any Indemnified Party is entitled under this Article XI shall be made (a) giving effect to the tax consequences of any such claim and of such indemnification payments provided for herein and (b) after deduction of all proceeds of insurance (net of retroactive premiums and self-insurance retention) recoverable by the Indemnified Party with respect to such claims.

     11.5  EXCLUSIVE  REMEDY . The  parties  agree that the  provisions  of this
Article XI set forth the exclusive remedy of the parties following the Closing for any breach of or noncompliance with the provisions of this Agreement, any Ancillary Agreement and any transactions contemplated hereby or thereby, except for any Losses that occur as a result of fraudulent acts on the part of a party hereto.

                                  ARTICLE XII.
                         SURVIVAL OF CERTAIN PROVISIONS

         The representations, warranties, covenants, agreements and indemnities of the parties contained in this Agreement shall survive the consummation of the transactions contemplated herein and shall continue in full force for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date (the "SURVIVAL PERIOD"); PROVIDED, HOWEVER, that (i) the provisions of Section 3.4 (Title to Property - Owned), Section 3.7 (Taxes), Section 3.16 (Compliance with ERISA) and Section 3.17 (Environmental Matters) shall survive until the date which is sixty (60) days after the expiration of the applicable statute of limitations period (including any extensions thereof); and (ii) the covenants and agreements of the parties contained herein shall survive indefinitely. The Survival Period shall be extended automatically to include any time period necessary to resolve a specific claim for indemnification which was asserted in accordance with Article XI prior to the expiration of the relevant Survival Period; and PROVIDED, FURTHER, that any such extension shall apply only as to claims asserted but not resolved within the Survival Period.

                                  ARTICLE XIII.
                                   TERMINATION

     13.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (a) by mutual written consent of Seller and Buyer;

          (b) by either Seller or Buyer if the transactions contemplated hereby shall not have been consummated within ninety (90) days following the date of this Agreement;

          (c) by Seller if there shall have been any material breach of a representation and warranty or material obligation of Buyer hereunder and, if such breach is curable, such default shall have not been remedied within ten
(10) days after receipt by Buyer of notice in writing from Seller specifying such breach and requesting that it be remedied; provided that such ten (10) day period shall be extended for so long as Buyer shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

          (d) by Buyer if there shall have been any material breach of a representation and warranty or material obligation of Seller or Parent hereunder and, if such breach is curable, such default shall not have been remedied within ten (10) days after receipt by Seller of notice in writing from Buyer specifying such breach and requesting that it be remedied; provided that such ten (10) day period shall be extended for so long as Seller shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure; or

          (e) by either Seller or Buyer if any governmental entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling or any other action shall have become final and non-appealable.

     13.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for termination resulting from a breach by a party of this Agreement, there shall be no liability or obligation on the part of any party or their respective Affiliates (except as set forth in Article X hereof which shall survive the termination). Moreover, in the event of termination of this Agreement pursuant to Section 13.1(c) or 13.1(d), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                                  ARTICLE XIV.
                                  MISCELLANEOUS

     14.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered or sent by overnight courier, prepaid first class, certified or registered air mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set forth below:

         If to Seller: National Health Benefits & Casualty Corp.
                       15720 North Greenway-Hayden Loop
                       Suite 1
                       Scottsdale, AZ  85260
                       Attention: Stephen J. Carder
                       Facsimile No.:  480-451-9087

                       with a copy to: Bryan Cave LLP
                                       Two North Central Avenue, Suite 2200
                                       Phoenix, Arizona 85004-4406
                                       Attention:  Joseph P. Richardson, Esq.
                                       Facsimile No.: 602-364-7070

                       and to:         HealthStar Corp.
                                       15270 North Greenway-Hayden Loop, Suite 1
                                       Scottsdale, Arizona 85260
                                       Attention: Steven A. Marcus
                                       Facsimile No.: 480-451-9087

         If to Buyer:  Carlmont Capital Group, Inc.
                       2202 Otay Lakes Road, Suite 502
                       Chula Visa, California  91915
                       Attention:  Blaine D. Pollock, President
                       Facsimile No.: 619-216-2743

Any such notice shall be effective upon receipt. Any party may change the address to which notices to such party shall be delivered or mailed by giving notice of such change to the other parties hereto in the manner provided herein.

         14.2 BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties hereto.

         14.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior discussions and agreements among the parties with respect to such subject matter, including, without limitation, the Letter of Intent between Buyer and Parent dated October 7, 1999. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by or on behalf of all of the parties hereto.

         14.4 SEVERABILITY. If any provision of this Agreement shall be determined to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions hereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which shall implement the commercial purpose of the illegal, invalid or unenforceable provision.

     14.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     14.6 HEADINGS; INTERPRETATION. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

     14.7 REMEDIES; NO WAIVER. The rights and remedies provided in this Agreement and the Ancillary Agreements shall be cumulative and not exclusive of any rights or remedies provided by Law. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of such right, power or privilege or any other right, power or privilege. No waiver shall constitute a waiver of or assent to any succeeding breach of or default under the same or any other provision of this Agreement.

     14.8 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Arizona, without regard to rules relating to conflicts of Law.

     14.9 PAYMENT OF FEES AND EXPENSES. Except as may otherwise be provided in this Agreement, each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including any finder's or brokerage fee.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                 SELLER:

                                 NATIONAL HEALTH BENEFITS & CASUALTY CORP.

                                 By /s/ Stephen A. Carder
                                    ------------------------------------------
                                 Name: Stephen A. Carder
                                 Title: President


                                 PARENT:

                                 HEALTHSTAR CORP.

                                 By /s/ Stephen A. Marcus
                                    ------------------------------------------
                                 Name: Stephen A. Marcus
                                 Title: Vice President & Chief Financial Officer


                                 PURCHASER:

                                 CARLMONT CAPITAL GROUP, INC.

                                 By /s/ Blaine Pollock
                                    ------------------------------------------
                                 Name: Blaine Pollock
                                 Title: President